UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The paragraph entitled “Recent Legislation Modifying Several of the Rules Applicable to REITs—Reduction in Built-in Gains Period” of Exhibit 99.1 to the Current Report on Form 8-K of National Retail Properties, Inc. filed with the Securities and Exchange Commission on February 16, 2016 is amended and restated in its entirety as follows:

“Reduction in Built-in Gains Period. For taxable years beginning in 2015 and later, the “built-in gains” period (i.e., the period during which gains from the sale or disposition of property acquired by a REIT from a C corporation in a tax-free merger or other carryover basis transaction is subject to C corporation tax) is reduced from 10 years to 5 years.

On June 7, 2016, the IRS and Treasury Department issued temporary regulations changing the “built-in gains” recognition period for the corporate tax on built-in gains described in the discussion above. Prior to August 8, 2016, the recognition period applicable to us with respect to an asset with built-in gain is the five-year period beginning on the day the asset was acquired. Effective for assets with built-in gain acquired on or after August 8, 2016, the recognition period will be the ten-year period beginning on the day the asset was acquired.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: August 5, 2016